UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 __________________
FORM 8-K
__________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
__________________

Date of report (Date of earliest event reported): August 26, 2014
 AMERICAN RESIDENTIAL PROPERTIES, INC.
(Exact name of Registrant as specified in its charter)
 __________________

Maryland	001-35899	45-4941882
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

7047 East Greenway Parkway, Suite 350
Scottsdale, AZ 85254
(Address of principal executive offices) (Zip code)

(480) 474-4800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The description of the Loan Agreement set forth under Item 2.03 is hereby incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Entry Sheet Arrangement of a Registrant.
Securitization Transaction
On August 26, 2014, American Residential Properties, Inc. (the “Company”) completed its previously announced securitization transaction, which involved the issuance and sale in a private offering of six classes of single-family rental pass-through certificates that represent beneficial ownership interests in a loan secured by a portfolio of 2,876 single-family homes transferred to an indirect subsidiary of the Company from the Company’s portfolio of single-family homes. Certain of the certificates were sold at a discount of $1,682,300 in the aggregate, resulting in gross proceeds from the offering of approximately $340,558,700. The gross proceeds were distributed to the Company’s operating partnership, American Residential Properties OP, L.P., a Delaware limited partnership (the “Operating Partnership”), and were used primarily to repay a portion of the Company’s outstanding senior secured revolving credit facility. Following such repayment, the outstanding borrowings under the credit facility were approximately $146 million on August 26, 2014.
Each class of pass-through certificate accrues interest at a rate based on one-month LIBOR plus a fixed-rate spread. The weighted average of the fixed-rate spreads is 2.00%. Taking into account the discount at which certain of the certificates were sold, and assuming the successful exercise of the three one-year extension options of the Loan Agreement (as defined and described below) and amortization of the discount over the resulting fully extended period, the effective weighted average of the fixed-rate spreads is 2.11%. The following table shows the initial balance and fixed-rate spread for each class of pass-through certificate.

Certificate	Initial Balance	Fixed-Rate Spread over 1-Month LIBOR
Class A	$184,663,000	1.10%
Class B	$35,930,000	1.75%
Class C	$26,314,000	2.35%
Class D	$30,924,000	3.00%
Class E	$39,965,000	3.92%
Class F	$24,445,000	4.42%
Total / Effective wtd. avg.	$342,241,000	2.11%
As part of the securitization transaction, an indirect subsidiary of the Company entered into the Loan Agreement (as defined and described below). The Loan (as defined below) was deposited into a trust in exchange for the pass-through certificates. The pass-through certificates represent the entire beneficial interest in the trust and were sold in a private offering through the placement agents retained for the transaction. The certificates were offered and sold to qualified institutional buyers and non-U.S. persons pursuant to the exemptions from registration provided by Rule 144A and Regulation S, respectively, under the Securities Act of 1933, as amended.
In the ordinary course of business, affiliates of the placement agents have performed, and may in the future from time to time perform, investment banking, advisory or other financial services for the Company and its subsidiaries for which such affiliates received or may receive customary fees and reimbursement of expenses. Certain of the placement agents’ affiliates are lenders under the Company’s senior secured revolving credit facility and will receive a pro rata portion of the proceeds from the securitization transaction used to reduce amounts outstanding thereunder.
Loan Agreement
On August 26, 2014, ARP 2014-1 Borrower, LLC, a Delaware limited liability company (“Borrower”), which is an indirect wholly owned subsidiary of the Operating Partnership, entered into a loan agreement, dated as of August 26, 2014 (the “Loan Agreement”), with German American Capital Corporation, as lender (“Lender”). Pursuant to the Loan Agreement, Borrower borrowed $342,241,000 (the “Loan”) from Lender. The Loan is a two-year, floating rate loan, composed of six floating rate components each of which is computed monthly based on one-month LIBOR plus a fixed component spread. Interest on the Loan is paid monthly. As part of certain lender requirements in connection with the securitization transaction described above,

Borrower entered into an interest rate cap agreement for the initial two-year term of the Loan, with a LIBOR-based strike rate equal to 3.12%.

For purposes of computing, among other things, interest accrued on the Loan, the Loan is divided into six components designated as “Component A,” “Component B,” “Component C,” “Component D,” “Component E” and “Component F.” The following table shows the initial principal amount and fixed-rate spread added to one-month LIBOR for each monthly interest period for each component.

Component	Initial Principal Amount	Fixed-Rate Spread over 1-Month LIBOR
Component A	$184,663,000	1.2005%
Component B	$35,930,000	1.8505%
Component C	$26,314,000	2.4505%
Component D	$30,924,000	3.1005%
Component E	$39,965,000	4.0205%
Component F	$24,445,000	4.5205%
Total/ Weighted average	$342,241,000	2.103%
The Loan is secured by first priority mortgages on a portfolio of 2,876 singe-family homes operated as rental properties (collectively, the “Properties”) owned by Borrower. The initial maturity date of the Loan is September 9, 2016 (the “Initial Maturity Date”). Borrower has the option to extend the Loan beyond the Initial Maturity Date for three successive one-year terms, provided that there is no event of default under the Loan Agreement on each maturity date, Borrower obtains a replacement interest rate cap agreement in a form reasonably acceptable to Lender and Borrower complies with the other terms set forth in the Loan Agreement.  The Loan Agreement requires that Borrower comply with various affirmative and negative covenants that are customary for loans of this type, including limitations on indebtedness Borrower can incur, limitations on sales and dispositions of the Properties and various restrictions on the use of cash generated by the operations of the Properties while the Loan is outstanding.
This description of the Loan Agreement is not complete and is qualified in its entirety by reference to the Loan Agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
10.1	Loan Agreement, dated as of August 26, 2014, between ARP 2014-1 Borrower, LLC, as Borrower, and German American Capital Corporation, as Lender

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RESIDENTIAL PROPERTIES, INC.

August 27, 2014	By:	/s/ Shant Koumriqian
Shant Koumriqian
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Loan Agreement, dated as of August 26, 2014, between ARP 2014-1 Borrower, LLC, as Borrower, and German American Capital Corporation, as Lender